Exhibit 99.6

Registered Offfice: B Wing, Neelam Centre, 4th Floor, Hind Cycle Road Worli, Mumbai - 400030, Maharashtra, India; CENT.) OF THE VOTING SHARE CAPITAL (AS DEFINED BELOW) FROM THE PUBLIC SHAREHOLDERS (AS DEFINED BELOW) except the following Required Statutory Approvals, which have now been received: LTD. (“PAC 1”) AND KKR ASIA III FUND INVESTMENTS PTE. LTD. (“PAC 2”) (PAC 1 AND PAC 2 ARE COLLECTIVELY REFERRED This advertisement in accordance with Regulation 18(7) of the SEBI (SAST) Regulations and corrigendum to the Detailed Public Statement closure of the Tendering Period, the Open Offer shall be subject to such statutory approvals and the Acquirer and/or PACs shall in respect of the Open Offer (“Pre-Offer Advertisement cum Corrigendum”). This Pre-Offer Advertisement cum Corrigendum should be read in continuation of, and in conjunction with the: (i) public announcement Offer in accordance with Regulation 23 of the SEBI (SAST) Regulations, if any statutory approval, as may be required, is refused for 9 July 2020 in the following newspapers: Financial Express (English - all editions), Jansatta (Hindi - all editions), Navshakti (Marathi - withdrawal, in the same newspapers in which the Detailed Public Statement has been published and such public announcement will 4 September 2020 (“Letter of Offer” or “LoF”); and (v) dispatch advertisement dated 4 September 2020 which was published on 5 Shares held by them, in this Open Offer, and submit such approvals/exemptions along with the documents required to accept this - Mumbai edition) (“Dispatch Advertisement”) in accordance with the SEBI circular bearing reference no. SEBI/CIR/CFD/DCR1/ required any approvals/exemptions (including from RBI and/or any other regulatory body) in respect of the Equity Shares held by (collectively, “Relaxation Circulars”). This Pre-Offer Advertisement cum Corrigendum is being published in all such newspapers in which the Detailed Public Statement was published. Shares, along with the other documents required to be tendered to accept the Open Offer. In the event such approvals/exemptions Shares would have been validly tendered and accepted in the Open Offer given that SEBI’s observations on the Draft Letter of Offer pertaining to the Open Offer is set out below: Shareholders is proposed to be made whose Equity Shares are validly tendered and accepted in the Open Offer). Period for the Open Offer was made by the Target Company to the Stock Exchanges on 28 August 2020. 21 August 2020 and published on 27 August 2020 in the same newspapers in which the Detailed Public Statement was published i.e., any, can be seen by the Public Shareholders as on such date to whom the Letter of Offer would be sent. All the Public Shareholders (registered or unregistered) of the Equity ** Actual date of receipt of SEBI comments. permitting the Open Offer to commence not later than 12 Working Days from receipt of the said approvals subject to the Acquirer paying interest for any 2020 in view of the Relaxation Circulars. Further, the Dispatch Advertisement for awareness was published on 5 September 2020 in the same newspapers in which the Detailed Pubic Statement was published i.e., Financial Express (English - all editions), Jansatta with Regulation 30 of SEBI (LODR) Regulations, 2015. 13. The Acquirer, the PACs and their respective directors accept full responsibility for the information contained in this Pre-Offer purpose of determining the Public Shareholders as on such date to whom the Letter of Offer was to be sent through electronic mode. It and confirmed by the Target Company and/or the Sellers), and undertake that they are aware of and will comply with their obligations group of the Target Company; (ii) the Acquirer, the PACs and any persons deemed to be acting in concert with the Acquirer and the available sources which has not been independently verified by the Acquirer or the PACs or the Manager. The Acquirer, the PACs and websites of SEBI (www.sebi.gov.in), the Target Company (www.jbcpl.com), the Manager to the Offer (www.icicisecurities.com), Company and/or the Sellers. can also apply by downloading such forms from any of the aforementioned websites. Alternatively, in case of non-receipt of the Letter of Offer in relation to, inter alia, the procedure for tendering their Equity Shares in the Open Offer and are also required to to participate in the Open Offer will be required to approach their respective Selling Broker along with the complete set of of the Target Company; (C) self-attested copy of the shareholder’s PAN card; and (D) any other relevant documents such as Public Shareholder has undergone a change from the address registered in the ‘register of members’ of the Target Company, Acceptance of the physical Equity Shares for the Open Offer shall be subject to verification as per the SEBI (SAST) Regulations submitted on a daily basis and till such time the Stock Exchanges shall display such bids as ‘unconfirmed physical bids’. Once Open Offer by approaching their respective Selling Broker indicating to their Selling Broker the Public Shareholder’s demat THIS PRE-OFFER ADVERTISEMENT CUM CORRIGENDUM IS ISSUED BY THE MANAGER TO THE OFFER ON BEHALF OF THE in Section IX (Procedure for Acceptance and Settlement of the Open Offer) of the Letter of Offer. Public Shareholders holding other relevant documents as mentioned in Section IX (Procedure for Acceptance and Settlement of the Open Offer) of the available by National Stock Exchange of India Limited before the closure of the Tendering Period. PRE-OFFER ADVERTISEMENT IN ACCORDANCE WITH REGULATION 18(7) OF THE SECURITIES AND EXCHANGE BOARD OF INDIA (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS, 2011, AS AMENDED, AND CORRIGENDUM TO THE DETAILED PUBLIC STATEMENT FOR THE ATTENTION OF THE PUBLIC SHAREHOLDERS OF J.B.CHEMICALS&PHARMACEUTICALSLIMITED Corporate Identification Number (CIN): L24390MH1976PLC019380 | Tel: 022-2439 5200/5500 | Fax: 022-2431 5334 | Website: www.jbcpl.com OPEN OFFER FOR ACQUISITION OF UP TO 20,093,346 (TWENTY MILLION NINETY-THREE THOUSAND THREE HUNDRED FORTY-8. Material Updates: The comments specified in the SEBI Observation Letter and certain changes (occurring after the date of the Public SIX) FULLY PAID-UP EQUITY SHARES OF FACE VALUE OF ` 2 (INDIAN RUPEES TWO ONLY) EACH (THE “EQUITY SHARES”)Announcement) which may be material have been incorporated in the Letter of Offer. OF J.B. CHEMICALS & PHARMACEUTICALS LIMITED (THE “TARGET COMPANY”), REPRESENTING 26% (TWENTY-SIX PER9. Details regarding the status of statutory and other approvals: OF THE TARGET COMPANY BY TAU INVESTMENT HOLDINGS PTE. LTD. (“ACQUIRER”), TOGETHER WITH TAU HOLDCO PTE.9.1 To the best of the knowledge of the Acquirer and PACs, there are no statutory or other approvals required to complete the Open Offer TO AS THE “PACS”), IN THEIR CAPACITY AS PERSONS ACTING IN CONCERT WITH THE ACQUIRER, WITH AN INTENTION TO9.1.1 approval from Competition Commission of India under the Competition Act, 2002, received on 26 August 2020; ACQUIRE CONTROL OVER THE TARGET COMPANY, PURSUANT TO AND IN COMPLIANCE WITH THE REQUIREMENTS OF THE9.1.2 approval from Federal Antimonopoly Service (the FAS) of Russia under the Federal Law No. 135-FZ dated 26 July 2006 SECURITIES AND EXCHANGE BOARD OF INDIA (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS,“On Protection of Competition”, received on 5 August 2020; and 2011, AS AMENDED (“SEBI (SAST) REGULATIONS”) (“OPEN OFFER”).9.1.3 approval from the Competition Commission of South Africa under the Competition Act 89 of 1998, received on 28 July 2020. is being issued by ICICI Securities Limited, the manager to the Open Offer (“Manager”), for and on behalf of the Acquirer and the PACs9.2 In the event, however, any other statutory or governmental approval(s) are required or become applicable at a later date before the make the necessary applications for such statutory approvals. The Acquirer and the PACs will have the right to withdraw this Open dated 2 July 2020 (“Public Announcement” or “PA”); (ii) detailed public statement dated 8 July 2020 which was published onany reason. In the event of withdrawal of the Open Offer, a public announcement will be made within 2 (two) Working Days of such Mumbai edition) (“Detailed Public Statement” or “DPS”); (iii) draft letter of offer dated 15 July 2020 (“DLoF”); (iv) letter of offer datedalso be sent to the Stock Exchanges, SEBI and the Target Company at its registered office. September 2020 in the following newspapers: Financial Express (English - all editions), Jansatta (Hindi - all editions), Navshakti (Marathi9.3 NRIs and OCB holders of the Equity Shares, if any, must obtain all requisite approvals/exemptions required to tender the Equity CIR/P/2020/83 dated 14 May 2020 and SEBI circular bearing reference no. SEBI/HO/CFD/DCR2/CIR/P/2020/139 dated 27 July 2020Open Offer. Further, if holders of Equity Shares who are not persons resident in India (including NRIs, OCBs, FPIs and FIIs) had them, they will be required to submit such previous approvals/exemptions that they would have obtained for holding the Equity Capitalized terms used but not defined in this Pre-Offer Advertisement cum Corrigendum shall have the same meaning assigned to suchare not submitted, the Acquirer and the PACs reserve the right to reject such Equity Shares tendered in the Open Offer. terms in the Letter of Offer.10. All Public Shareholders who desire to tender their Equity Shares under the Open Offer would have to intimate their respective Selling The Public Shareholders of the Target Company are requested to kindly note the following information related to the Open Offer:Broker within the normal trading hours of the secondary market, during the Tendering Period. 1. Offer Price: The offer price is ` 745.61 (Indian Rupees seven hundred and forty-five and sixty one paise only) per Equity Share11. The Acquisition Window will be provided by National Stock Exchange of India Limited to facilitate placing of sell orders. The Selling consisting of ` 745 plus interest of ` 0.61 per Equity Share computed at the rate of 10% per annum calculated for a period of delayBroker can enter orders for Equity Shares in dematerialized form. of 3 (three) days from 6 October 2020 (being the last date for payment of consideration to the Public Shareholders whose Equity12. Revised schedule of activities: were received on 21 August 2020) till 9 October 2020 (being the last date by which the actual payment of consideration to the Public Part VII (Tentative Schedule of Activity) of the Detailed Public Statement has been amended and the revised schedule of activities An intimation with respect to payment of interest to the Public Shareholders on account of delay in commencement of Tendering For further details relating to the Offer Price, please refer to paragraph 4 of Section VII(A) (Justification of Offer Price) of the Letter of Offer. 2. Recommendation of the Committee of Independent Directors (“IDC”): The recommendation of the IDC was approved on Financial Express (English - all editions), Jansatta (Hindi - all editions) and Navshakti (Marathi - Mumbai edition). A summary of the extracts of the IDC’s recommendations are set out below: 2. Mr. Rajiv Mody (Member) recommendation, the offer price of ` 745 offered by the Acquirer to the Public Shareholders of the Further, based on the disclosure made in the DPS and the DLoF, the IDC is of the opinion that the connection with the Open Offer: attention to any other c) The DLoF. Merchant Banker, as an independent external professional advisor and received its fairness opinion. received from the external professional advisor, who concluded in their report that the offer price of that the Offer Price is fair and reasonable. in the DPS and a premium of 5.50% over the closing price (` 706.10) on NSE on the immediately the Acquirer to the Public Shareholders of the Target Company is fair and reasonable as at the date @ There has been no competing offer as of the date of the Letter of Offer. *Date falling on the 10th Working Day prior to the commencement of the Tendering Period. The Identified Date is only for the purpose of determining the Shares of the Target Company are eligible to participate in this Open Offer at any time prior to the closure of the Tendering Period. 3. The Open Offer is not a competing offer in terms of Regulation 20 of the SEBI (SAST) Regulations. There has been no competing*** Actual date of publication of the recommendations by the committee of independent directors of the Target Company. offer to the Open Offer and the last date for making such competing offer has expired. # The original timelines were indicative (prepared on the basis of timelines provided under the SEBI (SAST) Regulations) and were subject to receipt of 4. The dispatch of the Letter of Offer to all the Public Shareholders of the Target Company holding Equity Shares (in physical and/orrelevant approvals from various statutory/regulatory authorities. dematerialized form) as on the Identified Date (i.e., 28 August 2020) has been completed through electronic mode on 4 September Pursuant to the email dated 28 August 2020, due to certain pending statutory and other approvals, SEBI granted an extension to the Acquirer and PACs delay @10% p.a. As directed by SEBI, the same had been intimated by the Target Company to the Stock Exchanges on 28 August 2020 in accordance (Hindi - all editions) and Navshakti (Marathi - Mumbai edition). The Identified Date (i.e., 28 August 2020) was relevant only for the is clarified that all holders (registered or unregistered) of Equity Shares (excluding the: (i) the promoters and members of the promoter Advertisement cum Corrigendum (other than such information as has been obtained from public sources or provided by or relating to PACs; and (iii) the parties to the Share Purchase Agreement and any persons deemed to be acting in concert with the parties to the under the SEBI (SAST) Regulations in respect of this Open Offer. Share Purchase Agreement) are eligible to participate in the Open Offer any time during the Tendering Period. 14. The information pertaining to the Target Company and/or the Sellers contained in this Pre-Offer Advertisement cum Corrigendum 5. Please note that a copy of the Letter of Offer (including the Form of Acceptance-cum-Acknowledgment) is also available on the respectivehas been compiled from information published or provided by the Target Company or the Sellers, as the case may be, or publicly the Registrar to the Offer (www.linkintime.co.in), BSE (www.bseindia.com) and NSE (www.nseindia.com) and Public Shareholders the Manager do not accept any responsibility with respect to the information provided by or relating to and confirmed by the Target Letter of Offer (including the Form of Acceptance-cum-Acknowledgment), Public Shareholders holding Equity Shares may participate 15. This Pre-Offer Advertisement cum Corrigendum will also be available on the respective websites of SEBI (www.sebi.gov.in), the Target in the Open Offer by providing their application in plain paper to their respective Selling Brokers in writing signed by such Public Company (www.jbcpl.com), the Manager to the Offer (www.icicisecurities.com), the Registrar to the Offer (www.linkintime.co.in), BSE Shareholders, stating name, address, number of shares held, client ID number, DP name, DP ID number, number of shares tendered (www.bseindia.com) and NSE (www.nseindia.com). and other relevant documents as mentioned in Section IX (Procedure for Acceptance and Settlement of the Open Offer) of the Letter of Offer. Such Public Shareholders have to ensure that their order is entered in the electronic platform to be made available by National Stock Exchange of India Limited before the closure of the Tendering Period. 6. The Public Shareholders are requested to refer to Section IX (Procedure for Acceptance and Settlement of the Open Offer) of the adhere to and follow the procedure outlined therein. A summary of the procedure for tendering Equity Shares in the Offer is as below: i. In case of Equity Shares held in physical form: Public Shareholders who are holding physical Equity Shares and intend documents for verification procedures to be carried out including, (A) original share certificate(s); (B) valid share transfer form(s) duly filled and signed by the transferors (i.e., by all registered shareholders in same order and as per the specimen signatures registered with the Target Company) and duly witnessed at the appropriate place authorizing the transfer in favour power of attorney, corporate authorization (including board resolution/specimen signature), notarized copy of death certificate and succession certificate or probated will, if the original shareholder has deceased, etc.. In addition, if the address of the the Public Shareholder would be required to submit a self-attested copy of address proof consisting of any one of the following documents: (A) valid Aadhaar card; (B) voter identity card; or (C) passport. The Public Shareholders holding physical Equity Shares should note that physical Equity Shares will not be accepted unless the complete set of documents is submitted. and any further directions issued in this regard. The Registrar to the Offer will verify such bids based on the documents the Registrar to the Offer confirms the bids, they will be treated as ‘confirmed bids’. ii. In case of Equity Shares held in dematerialized form: Public Shareholders holding demat shares may participate in the account details and the details of Equity Shares such Public Shareholder intends to tender in this Open Offer, as mentioned Equity Shares in demat mode are not required to fill any Form of Acceptance-cum-Acknowledgment unless required by their ACQUIRER AND THE PACs: respective Selling Broker. iii.In case of non-receipt of the Letter of Offer: Public Shareholders holding the Equity Shares may participate in the Offer by providing their application in plain paper to their respective Selling Brokers in writing signed by such Public Shareholders, stating name, address, number of shares held, client ID number, DP name, DP ID number, number of shares tendered and Letter of Offer. Such Public Shareholders have to ensure that their order is entered in the electronic platform to be made 7. In accordance with Regulation 16(1) of the SEBI (SAST) Regulations, the Draft Letter of Offer was filed with SEBI on 15 July 2020. The final observations from SEBI were received under Regulation 16(4) of the SEBI (SAST) Regulations by way of SEBI’s email dated Place : Singapore 21 August 2020 (“SEBI Observation Letter”). Date : 9 September 2020 PRESSMAN Signed for and on behalf of Tau Investment Holdings Pte. Ltd. Signed for and on behalf of Tau Holdco Pte. Ltd. Signed for and on behalf of KKR Asia III Fund Investments Pte. Ltd. Sd/-Jaka Prasetya Authorized Signatory Sd/-Wong Wai Kin Authorized Signatory Sd/-Terence Lee Chi Hur Authorized Signatory Issued on behalf of the Acquirer and the PACs by the Manager ICICI Securities Limited Address: ICICI Centre, H.T. Parekh Marg, Churchgate, Mumbai - 400 020. Tel: +91 22 2288 2460 Fax: +91 22 2282 6580 Contact Person: Sameer Purohit/Nidhi Wangnoo E-mail: jbopenoffer2020@icicisecurities.com SEBI Registration Number: INM000011179 Registrar to the Open Offer Link Intime India Private Limited Address: C-101, 247 Park, Lal Bahadur Shastri Marg, Vikhroli (West), Mumbai – 400 083 Tel: + 91 22 4918 6200 Fax: + 91 22 49186195 Website: www.linkintime.co.in E-mail: jbchem.offer@linkintime.co.in Contact Person: Mr. Sumeet Deshpande SEBI Registration Number: INR000004058 Members of the IDC (please indicate the chairperson separately) 1. Dr. Satyanarain Agarwala (Chairman) 3. Ms. Krupa Gandhi (Member) 4. Mr. Devang Shah (Member) 5. Mr. Shaukat Merchant (Member) Recommendation on the Open Offer, as to whether the Open Offer, is fair and reasonable The IDC is of the opinion that as on 1 July 2020 being the valuation date taken for the purpose of this Target Company is fair and reasonable. said offer price is in accordance with the provisions of the SEBI (SAST) Regulations. Summary of reasons for recommendation (IDC may also invite place, e.g. company’s website, where its detailed recommendations along with written advice of the independent adviser, if shareholder) IDC of the Target Company has reviewed the following documents so far issued by the Acquirer in a) The Public Announcement; b) The Detailed Public Statement; and Further, IDC engaged Ernst & Young Merchant Banking Service LLP, a SEBI Registered Category I Based on review of the aforementioned documents issued by the Acquirer and the fairness opinion ` 745 per Equity Share is fair and reasonable at the date of the Public Announcement, IDC believes The offer price of ` 745 represents a premium of 19.84% over the volume-weighted average price of (` 621.62) during the sixty trading days immediately preceding the date of the PA, as mentioned preceding day of the PA i.e., 1 July 2020. Based on the above, the IDC is of the opinion that the offer price of ` 745 per Equity Share offered by of PA. However, the Public Shareholders should independently evaluate the Open Offer and take an informed decision. This written recommendations of the IDC are also available on the Company’s website i.e., http://www.jbcpl.com/ Details of independent advisors, if any Ernst & Young Merchant Banking Services LLP 12th Floor, The Ruby, 29 Senapati Bapat Marg, Dadar West, Mumbai – 400 028, India No. Name of Activity Original Schedule of Activities (Date and Day)# Revised Schedule of Activities (Date and Day) 1. Issue of Public Announcement 2 July 2020; Thursday 2 July 2020; Thursday 2. Publication of the Detailed Public Statement in Newspapers 9 July 2020; Thursday 9 July 2020; Thursday 3. Date on which the Draft Letter of Offer is filed with SEBI 15 July 2020; Wednesday 15 July 2020; Wednesday 4. Last date for public announcement for competing offer(s) 30 July 2020; Thursday 30 July 2020; Thursday@ 5. Last date for receipt of comments from SEBI on the Draft Letter of Offer (in the event SEBI has not sought clarification or additional information from the Manager to the Open Offer) 5 August 2020; Wednesday 21 August 2020; Friday** 6. Identified Date* 7 August 2020; Friday 28 August 2020; Friday 7. Last date for dispatch of the Letter of Offer to the Public Shareholders of the Target Company whose names appear in the records of Depositories on the Identified Date 14 August 2020; Friday 4 September 2020; Friday 8. Date of publication of the dispatch advertisement in accordance with the SEBI Relaxation Circulars - 5 September 2020; Saturday 9. Last date by which a committee of independent directors of the Target Company is required to give its recommendation to the Public Shareholders of the Target Company for this Open Offer 19 August 2020; Wednesday 27 August 2020; Thursday*** 10. Last date for upward revision of the Offer Price and/or the Offer Size 19 August 2020; Wednesday 9 September 2020; Wednesday 11. Date of publication of Open Offer opening public announcement, in the Newspapers in which the DPS has been published 20 August 2020; Thursday 10 September 2020; Thursday 12. Date of commencement of the Tendering Period 21 August 2020; Friday 11 September 2020; Friday 13. Date of closure of the Tendering Period 3 September 2020; Thursday 24 September 2020; Thursday 14. Last date of communicating the rejection/acceptance and completion of payment of consideration or refund of Equity Shares to the Public Shareholders of the Target Company 17 September 2020; Thursday 9 October 2020; Friday 15. Last date for publication of post Open Offer public announcement in the Newspapers in which the Detailed Public Statement has been published 24 September 2020; Thursday 16 October, 2020; Friday